Exhibit 99.1
Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2014 First Quarter Results

SCOTTSDALE, ARIZ. - January 30, 2014 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported revenues for the first quarter ended December 31, 2013 of $97.0 million, a 1.4 percent decrease from $98.4 million for the first quarter of the prior year. Net income for the first quarter ended December 31, 2013 was $1.7 million, or 7 cents per diluted share, compared to $3.6 million, or 14 cents per diluted share, for the first quarter ended December 31, 2012.

“Demand for our graduates is growing, our already solid employment outcomes continue to improve and students are increasingly interested in UTI's programs. The quality of inquiries from qualified students is steadily improving and we delivered our third consecutive quarter of growth in new student applications,” said Chairman and CEO Kim McWaters. “In the first quarter, we had fewer new students due to a timing issue and lower show rates, but over the past six months, the number of new students grew slightly, and we are expecting growth over the next six months as well. Our focus is on controlling variable costs, balanced with strategic investments to rebuild our student population.”

Student Metrics

	Three Months Ended December 31,
	2013	2012
	(Rounded to hundreds)
Total starts	2,200	2,700
Average undergraduate full-time student enrollment	15,400	16,500
End of period undergraduate full-time student enrollment	14,400	15,200

New student starts decreased by approximately 18.5 percent for the first quarter ended December 31, 2013 compared with the same quarter last year, due to a decrease in the percentage of students who started school after applying and one less start date during the quarter. Consistent with our prior guidance, new student starts were up by approximately 1.1 percent for the six months ending December 31, 2013.

First Quarter Operating Performance

For the first quarter of 2013, revenues were $97.0 million, a 1.4 percent decrease from $98.4 million for last year's first quarter. The decrease in revenues primarily related to a decrease in average undergraduate full-time student enrollment of 6.7 percent. The decrease was partially offset by an increase in revenue per student. During the first quarter of 2013 and 2012, tuition excluded $6.3 million and $5.8 million, respectively, related to students participating in the Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating income and margin for the first quarter of 2014 were $3.0 million and 3.1 percent, respectively, compared to operating income and margin of $6.0 million and 6.1 percent, respectively, in the same period last year. The decreases were primarily attributable to the decrease in revenues combined with an increase in operating expenses. While we continue to be focused on cost management, our continued investment in the front end of our business and our highly fixed cost structure contributed to the increase in operating expenses compared to the same quarter last year.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter of 2014 was $8.9 million compared to $12.1 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Liquidity
Cash, cash equivalents and investments totaled $100.6 million at December 31, 2013, compared to $97.4 million at September 30, 2013. At December 31, 2013, shareholders' equity totaled $138.3 million as compared to $138.8 million at September 30, 2013. We paid a cash dividend of $0.10 per common share in December 2013 totaling approximately $2.5 million.

Cash provided by operating activities was $9.4 million for the three months ended December 31, 2013 compared to cash used by operating activities of $1.6 million for the three months ended December 31, 2012.

2014 Outlook
We anticipate we will see high single digit start growth in the three months ending March 31, 2014 and low single digit start growth over the nine months ending September 30, 2014. While we are not decreasing tuition, we continue to experiment with different investments and scholarship offers intended to improve persistence and to help students overcome macro-economic headwinds and affordability challenges.  Although these efforts may temporarily impact revenue per student, we are convinced they are necessary to attract sufficient students in order to meet our industry partners’ increasing demand for technicians. As a result, it could be challenging to meet or exceed last year’s revenue and operating results this year.  We continue to be highly focused on expense management, while remaining committed to making the necessary investments in the front end of the business.

Conference Call
Management will hold a conference call to discuss the 2014 first quarter results today at 2:30 p.m. MST (4:30 p.m. EST). This call can be accessed by dialing 412-858-4600 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 60 days or the replay can be accessed through February 13, 2014 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10039228.

Use of Non-GAAP Financial Information
This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section

27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.

Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 170,000 graduates in its 48-year history, UTI offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). For more information visit www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

	Three Months Ended December 31,
	2013	2012
	(In thousands, except per share amounts)
Revenues	$97,029	$98,441
Operating expenses:
Educational services and facilities	51,111	49,692
Selling, general and administrative	42,915	42,743
Total operating expenses	94,026	92,435
Income from operations	3,003	6,006
Other income:
Interest (expense) income, net	(132)	47
Equity in earnings of unconsolidated affiliate	81	—
Other income	275	119
Total other income	224	166
Income before income taxes	3,227	6,172
Income tax expense	1,567	2,610
Net income	$1,660	$3,562
Earnings per share:
Net income per share - basic	$0.07	$0.14
Net income per share - diluted	$0.07	$0.14
Weighted average number of shares outstanding:
Basic	24,645	24,761
Diluted	24,839	24,814
Cash dividend declared per common share	$0.10	$0.10

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2013	September 30, 2013
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$36,934	$35,657
Restricted cash	5,902	5,748
Investments, current	55,688	57,531
Receivables, net	10,078	11,406
Deferred tax assets, net	5,908	7,452
Prepaid expenses and other current assets	16,857	15,553
Total current assets	131,367	133,347
Investments, less current	8,023	4,188
Property and equipment, net	107,182	103,070
Goodwill	20,579	20,579
Deferred tax assets, net	7,885	8,835
Other assets	9,839	9,444
Total assets	$284,875	$279,463
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$38,672	$39,229
Deferred revenue	47,091	46,890
Accrued tool sets	3,910	3,971
Lease financing obligation, current	519	—
Other current liabilities	2,245	2,271
Total current liabilities	92,437	92,361
Deferred rent liability	11,455	11,932
Lease financing obligation, less current	32,940	—
Construction liability	—	27,632
Other liabilities	9,704	8,768
Total liabilities	146,536	140,693
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 30,542,393 shares issued and 24,650,066 shares outstanding at December 31, 2013 and 30,535,847 shares issued and 24,643,520 shares outstanding as of September 30, 2013	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Paid-in capital	171,461	171,087
Treasury stock, at cost, 5,892,327 shares at December 31 and September 30, 2013	(89,346)	(89,346)
Retained earnings	56,221	57,026
Total shareholders’ equity	138,339	138,770
Total liabilities and shareholders’ equity	$284,875	$279,463

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,
	2013	2012
	(In thousands)
Cash flows from operating activities:
Net income	$1,660	$3,562
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,091	5,722
Amortization of assets subject to financing obligation	155	—
Amortization of held-to-maturity investments	627	412
Bad debt expense	1,341	1,544
Stock-based compensation	1,343	1,445
Excess tax benefit from stock-based compensation	(3)	—
Deferred income taxes	1,549	2,427
Equity in earnings of unconsolidated affiliate	(81)	—
Net training equipment credits earned	(244)	(445)
Loss on disposal of property and equipment	48	—
Changes in assets and liabilities:
Receivables	(13)	2,587
Prepaid expenses and other current assets	(1,344)	(443)
Other assets	(316)	(520)
Accounts payable and accrued expenses	(745)	(8,361)
Deferred revenue	201	(9,315)
Income tax payable/receivable	(79)	(866)
Accrued tool sets and other current liabilities	163	586
Deferred rent liability	(477)	(348)
Other liabilities	534	422
Net cash provided by (used in) operating activities	9,410	(1,591)
Cash flows from investing activities:
Purchase of property and equipment	(2,927)	(2,756)
Proceeds from disposal of property and equipment	77	24
Purchase of investments	(11,354)	(21,975)
Proceeds received upon maturity of investments	8,735	18,419
Increase in restricted cash	(140)	—
Net cash used in investing activities	(5,609)	(6,288)
Cash flows from financing activities:
Payment of cash dividend	(2,465)	(2,470)
Repayment of long-term financing obligation	(41)	—
Payment of payroll taxes on stock-based compensation through shares withheld	(21)	(17)
Proceeds from issuance of common stock under employee plans	—	262
Excess tax benefit from stock-based compensation	3	—
Purchase of treasury stock	—	(5,364)
Net cash used in financing activities	(2,524)	(7,589)
Net increase (decrease) in cash and cash equivalents	1,277	(15,468)
Cash and cash equivalents, beginning of period	35,657	45,665
Cash and cash equivalents, end of period	$36,934	$30,197

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income to EBITDA

	Three Months Ended December 31,
	2013	2012
	(In thousands)
Net income	$1,660	$3,562
Interest expense (income), net	132	(47)
Income tax expense	1,567	2,610
Depreciation and amortization	5,518	5,985
EBITDA	$8,877	$12,110

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended December 31,
	2013	2012
	(In thousands)
Salaries expense	$39,768	$39,728
Employee benefits and tax	7,735	7,177
Bonus expense	1,586	2,154
Stock-based compensation	1,343	1,445
Total compensation and related costs	$50,432	$50,504

Occupancy expense	$10,141	$9,834
Bad debt expense	$1,341	$1,544
Depreciation and amortization expense	$5,518	$5,985
Legal services expense	$272	$319

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